UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2017

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 17, 2017. As of February 17, 2017, the record date for the Annual Meeting, there were 22,556,038 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on March 6, 2017: (i) to elect Daniel Janney, Tim M. Mayleben and Mark E. McGovern, M.D., as Class I directors of the Company to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2020 and until their successors have been elected and qualified (“Proposal 1”), (ii) to approve the advisory resolution on the compensation of the Company’s named executive officers (“Proposal 2”), and (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Proposal 3”).

The Company’s stockholders approved the Class I director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class I directors as follows:

Class I Director Nominee	For	Withhold	Broker Non-Votes
Daniel Janney	13,863,438	44,641	3,787,684
Tim M. Mayleben	13,806,673	101,406	3,787,684
Mark E. McGovern, M.D.	13,865,955	42,124	3,787,684

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
13,727,658	142,693	37,728	3,787,684

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
17,514,893	21,131	159,739	—

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

*      *       *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2017	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer